Exhibit 99.1
1Q 2019 EARNINGS

For Immediate Release

Contact: Angela Davied
Vice President,
Corporate Communications
(913) 754-7054
adavied@egov.com

NIC Reports First Quarter 2019 Results

OLATHE, Kan. - May 6, 2019 - NIC Inc. (Nasdaq: EGOV), the leading provider of digital government services, today announced results for the first quarter of 2019 that ended March 31, 2019, as compared to the first quarter of 2018.

•	Total revenues of $85.2 million, a 2% decrease reflecting lower revenues from the new Texas payment processing contract compared to revenues from the legacy contract

•	Operating income of $15.0 million, a 27% decrease reflecting the Texas contract transition and executive severance costs of $2.6 million

•	Net income of $11.5 million, a 26% decrease

•	Diluted earnings per share of 17 cents, a 26% decrease, and which includes a 4 cent reduction due to executive severance costs

Additional Financial Highlights:

•	Same state revenues of $69.6 million, a 10% increase

•	Same state transaction-based revenues from Interactive Government Services (IGS) increased 15%

•	Same state transaction-based revenues from Driver History Records (DHR) increased 3%

•	Same state revenues from development services (formerly software development & services) decreased 7%

•	Same state revenues from fixed fee management services (formerly portal management) were flat for the quarter

•
State enterprise revenues in the first quarter of 2019 included $7.4 million from the new Texas payment processing contract compared to $17.5 million from the legacy contract in the prior year quarter.

•
Software & Services revenues of $7.9 million, a 34% increase driven by the new federal Recreation.gov service, as well as increased transaction-based revenues from the federal Pre-Employment Screening Program.

“The first quarter of 2019 reinforced NIC’s leadership position within the digital government industry,” said Harry Herington, NIC’s Chief Executive Officer and Chairman of the Board. “We are expanding our vertical solutions and deploying new, innovative services within our core business.”

Operational Highlights:
The Company’s government partners in Oklahoma and Pennsylvania each extended contracts with the Company for an additional year. The Oklahoma agreement now extends through March 2020 with the Pennsylvania agreement extending through November 2020.

The Company also recently secured a contract with the Nebraska Health Information Initiative (NeHII, Inc.) to provide RxGov as the state of Nebraska’s prescription drug monitoring platform. The agreement includes a five-year base contract, plus two, one-year renewals, which could extend it through September 2026.

First Quarter Earnings Call and Webcast Details
On May 6, 2019, the Company will host a call to discuss its 2019 first quarter financial and operational results and to answer questions from the investment community. The call may also include a discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Monday, May 6, 2019
4:30 p.m. (EDT)
Conference ID: 3539577
Call bridge: 800-263-0877 (U.S. callers) or 323-794-2094 (international callers)
Call leaders: Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer

Webcast Information
To sign in and listen: The Webcast system is available at http://www.egov.com/investor-relations

A replay of NIC’s first quarter earnings call will be available by visiting http://www.egov.com/investor-relations.

About NIC
NIC Inc. (Nasdaq: EGOV) launched the digital government industry in 1992, and continues to lead it, providing a secure payment engine and thousands of digital government solutions across a network of more than 6,000 federal, state, and local government agencies. In addition, NIC is a leading provider of outdoor recreation solutions, with 1 out of 6 hunting and fishing licenses in the United States sold using an NIC service. The Company launched the nation's first personal assistant for government and comprehensive mobile platform, Gov2Go®, as well as the innovative, data-driven prescription drug monitoring platform, RxGov®. More information is available at www.egov.com.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation & amortization, stock-based compensation and other significant non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues. These measures should be used in addition to, and not as a substitute for, revenues, operating income, operating income margin, net income, earnings per share or other measures of profitability, liquidity or other performance measures computed in accordance with U.S. GAAP. We believe the presentation of adjusted EBITDA and adjusted EBITDA margin is useful to investors and other users as these measures represent key supplemental information to compare and evaluate our core underlying business results over time and with other companies. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedule provides a full reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin represent performance measures and are not intended to represent liquidity measures.

Cautionary Statement Regarding Forward-Looking Information
Any statements made in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the 2019 fiscal year or future fiscal years, estimates, projections, the expected length of contract terms, statements relating to the Company’s business plans, objectives and expected operating results, statements relating to potential new contracts or renewals, statements relating to the Company’s expected effective tax rate, statements relating to possible future dividends and share repurchases, and other possible future events, including potential acquisitions, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks include regional or national business, political, economic, competitive, social and market conditions, including various termination rights of the Company and its partners, the ability of the Company to renew existing contracts - in whole or in part, and to sign contracts with new federal, state, and local government agencies, the Company’s ability to identify and acquire suitable acquisition candidates and to successfully integrate any acquired businesses, as well as possible data security incidents. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled “Risk Factors” and “Cautions About Forward-Looking Statements” of the Company’s most recent Forms 10-K and 10-Q filed with the SEC. These filings are available at the SEC's web site at www.sec.gov. Any forward-looking statements included in this release speak only as of the date of this release. Except as may be required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL SUMMARY
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
State enterprise revenues	$77,255	$80,791
Software & services revenues	7,925	5,934
Total revenues	85,180	86,725
Operating expenses:
State enterprise cost of revenues, exclusive of depreciation & amortization	48,655	48,642
Software & services cost of revenues, exclusive of depreciation & amortization	2,720	2,228
Selling & administrative	9,964	7,503
Enterprise technology & product support	6,445	5,647
Depreciation & amortization	2,421	2,065
Total operating expenses	70,205	66,085
Operating income	14,975	20,640
Other income:
Interest income	604	—
Income before income taxes	15,579	20,640
Income tax provision	4,077	5,132
Net income	$11,502	$15,508

Basic net income per share	$0.17	$0.23
Diluted net income per share	$0.17	$0.23

Weighted average shares outstanding:
Basic	66,670	66,323
Diluted	66,670	66,323

Key financial metrics:
Total revenue growth	(2)%	4%
Recurring revenues as a % of total revenues	97%	98%
State enterprise revenue growth	(4)%	5%
Same state revenue growth	10%	7%
Gross profit % - state enterprise	37%	40%
Software & services revenue growth	34%	(1)%
Gross profit % - software & services	66%	62%
Selling & administrative as a % of total revenues	12%	9%
Enterprise technology & product support as a % of total revenues	8%	7%
Operating income as a % of total revenue ("operating margin")	18%	24%

State enterprise revenue analysis:
IGS	$50,154	$50,267
DHR	23,685	27,239
Development services	2,178	2,047
Fixed-fee management services	1,238	1,238
Total state enterprise revenues	$77,255	$80,791

NIC INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amount)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$180,556	$191,700
Trade accounts receivable, net	113,554	80,904
Prepaid expenses & other current assets	14,935	13,730
Total current assets	309,045	286,334
Property and equipment, net	10,715	10,256
Right of use lease assets, net	12,648	—
Intangible assets, net	16,368	13,604
Other assets	350	332
Total assets	$349,126	$310,526

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$80,100	$60,092
Accrued expenses	20,967	24,150
Lease liabilities	4,171	—
Other current liabilities	5,312	4,883
Total current liabilities	110,550	89,125

Deferred income taxes, net	1,857	781
Lease liabilities	8,866	—
Other long-term liabilities	8,958	8,931
Total liabilities	130,231	98,837

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 66,911 and 66,569 shares issued and outstanding	7	7
Additional paid-in capital	118,774	117,763
Retained earnings	100,114	93,919
Total stockholders' equity	218,895	211,689
Total liabilities and stockholders' equity	$349,126	$310,526

NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)
(Unaudited)

	March 31, 2019
	Common Stock		Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
Balance, January 1, 2019	66,569	$7	$117,763	$93,919	$211,689
Net income	—	—	—	11,502	11,502
Dividends declared	—	—	—	(5,402)	(5,402)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	27	(27)	—
Dividend equivalents cancelled upon forfeiture of performance-based restricted stock awards	—	—	(122)	122	—
Restricted stock vestings	364	—	—	—	—
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(153)	—	(2,609)	—	(2,609)
Stock-based compensation	—	—	2,272	—	2,272
Shares issuable in lieu of dividend payments on unvested performance-based restricted stock awards	3	—	—	—	—
Issuance of common stock under employee stock purchase plan	128	—	1,443	—	1,443
Balance, March 31, 2019	66,911	$7	$118,774	$100,114	$218,895

	March 31, 2018
	Common Stock		Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
Balance, January 1, 2018	66,271	$7	$111,275	$56,960	$168,242
Cumulative effect of adoption of new accounting standard	—	—	—	208	208
Net income	—	—	—	15,508	15,508
Dividends declared	—	—	—	(5,370)	(5,370)
Dividend equivalents on unvested performance-based restricted stock awards	—	—	34	(34)	—
Dividend equivalents cancelled upon forfeiture of performance-based restricted stock awards	—	—	(140)	140	—
Restricted stock vestings	202	—	—	—	—
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(81)	—	(1,132)	—	(1,132)
Stock-based compensation	—	—	1,511	—	1,511
Issuance of common stock under employee stock purchase plan	122	—	1,382	—	1,382
Balance, March 31, 2018	66,514	$7	$112,930	$67,412	$180,349

NIC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Cash flows from operating activities:
Net income	$11,502	$15,508
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	2,421	2,065
Stock-based compensation expense	2,272	1,511
Deferred income taxes	1,076	685
Provision for recoveries on accounts receivable	(186)	(116)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(32,464)	16,813
Prepaid expenses & other current assets	(1,205)	(1,635)
Other assets	1,069	258
Accounts payable	20,008	(20,131)
Accrued expenses	(3,183)	(6,360)
Other current liabilities	422	295
Other long-term liabilities	(664)	325
Net cash provided by operating activities	1,068	9,218

Cash flows from investing activities:
Purchases of property and equipment	(1,484)	(873)
Asset acquisition	(1,743)	—
Capitalized software development costs	(2,417)	(1,640)
Net cash used in investing activities	(5,644)	(2,513)

Cash flows from financing activities:
Cash dividends on common stock	(5,402)	(5,370)
Proceeds from employee common stock purchases	1,443	1,382
Tax withholdings related to stock-based compensation awards	(2,609)	(1,132)
Net cash used in financing activities	(6,568)	(5,120)

Net (decrease) increase in cash	(11,144)	1,585
Cash, beginning of period	191,700	160,777
Cash, end of period	180,556	162,362

Other cash flow information:
Cash payments:
Income taxes paid, net	$3,637	$4,418

NIC INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Reconciliation of net income to Adjusted EBITDA	2019	2018
Net income	$11,502	$15,508
Add: Income tax expense	4,077	5,132
Less: Interest income	604	—
Operating income	14,975	20,640
Add: Depreciation & amortization expense	2,421	2,065
Add: Stock-based compensation expense, inclusive of executive severance (1)	2,272	1,511
Add: Executive severance payments (1)	1,526	—
Adjusted EBITDA	$21,194	$24,216

Total Revenues	$85,180	$86,725

Net income as a % of total revenues ("net profit margin")	14%	18%
Adjusted EBITDA as a % of total revenues ("Adjusted EBITDA margin")	26%	28%

Detail of stock-based compensation expense
State enterprise cost of revenues, exclusive of depreciation & amortization	$361	$443
Software & services cost of revenues, exclusive of depreciation & amortization	35	39
Selling & administrative	1,716	838
Enterprise technology & product support	160	191
Stock-based compensation expense	$2,272	$1,511

(1)
Executive severance expense of $2.6 million related to the departure of the Company's former Chief Operating Officer is included in selling & administrative expense in the consolidated statements of income and financial summary for the three months ended March 31, 2019. These costs consisted of a one-time cash payment of $1.5 million and $1.1 million of stock-based compensation expense associated with the accelerated vesting of certain restricted stock awards. These costs were excluded from Adjusted EBITDA because the Company does not regard these costs as reflective of normal recurring costs to operate its business.